FS-5
                      The Southern Connecticut Gas Company
                                  Balance Sheet

 December 31                                                           2004
--------------------------------------------------------------------------------
 (Thousands)
 Assets
 Current Assets
  Cash and cash equivalents                                              $7,194
  Accounts receivable, net                                              104,717
  Affiliated accounts receivable                                          2,048
  Gas in storage, at average cost                                        37,397
  Materials and supplies, at average cost                                 1,068
  Prepayments and other current assets                                    2,389
 -------------------------------------------------------------------------------
    Total Current Assets                                                154,813
 -------------------------------------------------------------------------------
 Utility Plant, at Original Cost
  Natural gas                                                           520,604
  Less accumulated depreciation                                         122,959
 -------------------------------------------------------------------------------
    Net Utility Plant in Service                                        397,645
  Construction work in progress                                           1,221
 -------------------------------------------------------------------------------
    Total Utility Plant                                                 398,866
 -------------------------------------------------------------------------------
 Other Property and Investments, Net                                     10,753
 -------------------------------------------------------------------------------
 Regulatory and Other Assets

   Unfunded future income taxes                                          54,263
   Environmental remediation costs                                       15,290
   Deferred purchase gas costs                                           17,762
   Low income program                                                    28,639
   Other                                                                 13,523
 -------------------------------------------------------------------------------
  Total regulatory assets                                               129,477
 -------------------------------------------------------------------------------
  Other assets
   Goodwill                                                             263,645
   Prepaid pension benefit                                               32,061
   Other                                                                 12,136
 -------------------------------------------------------------------------------
  Total other assets                                                    307,842
 -------------------------------------------------------------------------------
    Total Regulatory and Other Assets                                   437,319
 -------------------------------------------------------------------------------
    Total Assets                                                     $1,001,751
 -------------------------------------------------------------------------------

                      The Southern Connecticut Gas Company
                                  Balance Sheet

 December 31                                                           2004
 -------------------------------------------------------------------------------
 (Thousands)
 Liabilities
 Current Liabilities
  Current portion of long-term debt                                    $25,000
  Notes payable                                                         48,000
  Accounts payable and accrued liabilities                               3,182
  Accounts payable - purchased gas                                      40,469
  Accounts payable to affiliates                                         4,294
  Interest accrued                                                       3,469
  Taxes accrued                                                          5,276
  Other                                                                  5,462
 -------------------------------------------------------------------------------
    Total Current Liabilities                                          135,152
 -------------------------------------------------------------------------------
 Regulatory and Other Liabilities
  Regulatory liabilities
   Deferred income taxes                                                19,264
   Accrued removal obligation                                           88,889
   Other                                                                 1,925
 -------------------------------------------------------------------------------
  Total regulatory liabilities                                         110,078
 -------------------------------------------------------------------------------
  Other liabilities
   Deferred income taxes                                                70,182
   Other postretirement benefits                                         8,994
   Asset retirement obligation                                             255
   Environmental remediation costs                                      10,650
   Minimum pension liability                                            36,321
   Other                                                                15,761
 -------------------------------------------------------------------------------
  Total other liabilities                                              142,163
 -------------------------------------------------------------------------------
    Total Regulatory and Other Liabilities                             252,241
 -------------------------------------------------------------------------------
  Long-term debt                                                       179,000
 -------------------------------------------------------------------------------
    Total Liabilities                                                  566,393
 -------------------------------------------------------------------------------
 Commitments                                                             -
 Common Stock Equity
  Common stock ($13.33 par value, 1,407,072 shares authorized
    and 1,876,100 shares outstanding at December 31, 2004)              18,761
  Capital in excess of par value                                       400,259
  Retained earnings                                                     26,851
  Accumulated other comprehensive loss                                 (10,513)
 -------------------------------------------------------------------------------
    Total Common Stock Equity                                          435,358
 -------------------------------------------------------------------------------
    Total Liabilities and Stockholder's Equity                      $1,001,751
 -------------------------------------------------------------------------------

                      The Southern Connecticut Gas Company
                               Statement of Income

 Year Ended December 31                                    2004
 ---------------------------------------------------------------------
 (Thousands)
 Operating Revenues
   Sales and services                                    $340,801
 Operating Expenses
   Natural gas purchased                                  203,330
   Other operating expenses                                49,395
   Maintenance                                              6,135
   Depreciation and amortization                           19,600
   Other taxes                                             19,974
 ---------------------------------------------------------------------
       Total Operating Expenses                           298,434
 ---------------------------------------------------------------------
 Operating Income                                          42,367
 Other (Income)                                            (2,683)
 Other Deductions                                           5,098
 Interest Charges, Net                                     16,119
 ---------------------------------------------------------------------
 Income Before Income Taxes                                23,833
 Income Taxes                                               6,895
 ---------------------------------------------------------------------
 Net Income                                               $16,938
 ---------------------------------------------------------------------

                      The Southern Connecticut Gas Company
                         Statement of Retained Earnings

 Twelve months ended December 31, 2004
-------------------------------------------------------------------------------
 (Thousands, except per share amounts)
 Balance, Beginning of Period                                           $23,913



 Add net income                                                          16,938

 Deduct dividends on common stock                                       (14,000)
-------------------------------------------------------------------------------
 Balance, End of Period                                                 $26,851
-------------------------------------------------------------------------------